Exhibit 99.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our review report dated May 15, 2002 on our review of the condensed consolidated interim financial information of Boston Edison Company as of and for the period ended March 31, 2002 and included in Boston Edison Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Boston Edison Company's registration statement on Form S-3 (File Nos. 33-57840 and 333-55890).



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 15, 2002